UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 1, 2009

CANCER THERAPEUTICS, INC.
(Exact  Name of Registrant as Specified in Charter)

Delaware	333-119915	20-1499421
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
10757 So. River Front Pkwy Ste. 125 South Jordan, Utah		84095
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (801) 816-2533

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

    On May 1, 2009,   Cancer Therapeutics, Inc. (the “Company”) converted into common stock certain promissory notes (collectively, the “Notes”) issued by the Company to various non-affiliate creditors on September 1, 2008 (collectively the “Creditors”).  Subject to the terms and conditions of the various conversion agreements entered into with the Creditors, the Company agreed to convert Notes amounting to an aggregate of $401,474.78 in principal, plus interest, into an aggregate of 76,850,000 shares of common stock of the Company.

Item 3.02 Unregistered Sales of Equity Securities

    As described in Item 1.01 above, on May 1, 2009, the Company issued 76,850,000 shares of common stock to the Creditors.  The Creditors are all “accredited investors” as defined under Rule 501 of Regulation D.  No solicitation was made and no underwriting discounts were given or paid in connection with this transaction.  The Company believes that these transactions were exempt from registration with the Securities and Exchange Commission pursuant to Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cancer Therapeutics, Inc.

Date: May 6, 2009`	By:	/s/ Chene Gardner
Chene Gardner
Chief Executive Officer